  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1, of our auditor’s report dated March 31, 2022 with respect to the consolidated financial statements of TPCO Holding Corp. as at December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021, as included in the Annual Report on Form 10-K (File No. 0-56348) of TPCO Holding Corp. as filed with the Securities and Exchange Commission on March 31, 2022.

/s/ MNP LLP
December 14, 2022	Chartered Professional Accountants
Toronto, Canada	Licensed Public Accountants